UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

AEROFLEX HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34974	01-0899019
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

35 South Service Road, P.O. Box 6022
Plainview, New York	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 694-6700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Senior Vice President

Effective as of September 28, 2012, Aeroflex Incorporated (the “Company”), the primary operating subsidiary of Aeroflex Holding Corp., entered into an employment agreement (the “Agreement”) with Andrew F. Kaminsky, its Senior Vice President-Corporate Development, Investor Relations and Human Resources. The Agreement is for an initial term of one year and shall automatically renew for successive one year periods, unless either party provides 90 days’ prior written notice of non-renewal. The Agreement provides for a base salary of $375,000 per year, subject to adjustment from time to time by the Company’s Board of Directors or Compensation Committee (the “Committee”). Mr. Kaminsky is also eligible to receive an annual incentive bonus of between 33-1/3% and 100% of his base salary based upon the Company’s achievement of certain EBITDA targets established by the Committee. The Agreement also provides for the standard benefits that the Company makes available to its senior management from time to time.

Under the Agreement, if the Company terminates Mr. Kaminsky’s employment without “cause” or he resigns for “good reason,” in either such case, within six (6) months prior to or eighteen (18) months following a “change in control” (as such terms are defined in the Agreement), the Company will pay him (i) a lump sum severance payment of two times the sum of his base salary and target bonus (66.67% of his base salary), (ii) continuation of health benefits for a period of eighteen (18) months, and (iii) a pro-rata target bonus for the year of termination. Notwithstanding the foregoing, if all or any portion of such payments or benefits to which Mr. Kaminsky is entitled constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, such parachute payment will be reduced to an aggregate amount that is not subject to an excise tax if, as determined by the Company’s auditors, it would result in an equal or greater total of parachute payments than Mr. Kaminsky otherwise would receive without such reduction on an after-tax basis.

In the event the Company terminates Mr. Kaminsky’s employment without cause or he resigns for good reason, in either such case, other than in connection with a change in control, Mr. Kaminsky will be entitled to receive (i) one year’s base salary plus his target bonus, (ii) an incentive bonus, if any, for the year in which termination occurs, prorated to the date of termination, and (iii) continuation of health benefits for a period of one year. If Mr. Kaminsky is terminated for cause, he will be entitled to receive his base salary through the date of termination and any awarded but unpaid bonus. If Mr. Kaminsky’s employment is terminated as a result of his death or “disability” (as defined in the Agreement), either he or his beneficiary or estate, as the case may be, will be entitled to receive his base salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of one year.

Also under the Agreement, Mr. Kaminsky is subject to non-competition and non- solicitation restrictions during the employment period and for a period of one year thereafter in the event of a termination for cause or without good reason.

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The above is a brief summary of the Agreement and does not purport to be complete. Reference is made to the Agreement for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Executive Employment Agreements

Effective as of September 28, 2012, the Company entered into an amendment (the “Amendments”) to each of the employment agreements with:

•	John Adamovich, Jr., the Company’s Senior Vice President and Chief Financial Officer; and
•	Edward S. Wactlar, the Company’s Senior Vice President, General Counsel and Secretary.

Pursuant to the Amendments, each of Mr. Adamovich and Mr. Wactlar are eligible to receive an annual incentive bonus of between 33-1/3% and 100% of their base salary based upon the Company’s achievement of certain EBITDA targets established by the Committee. The Amendments further provide for the following:

John Adamovich, Jr.

In the event that we terminate the employment of Mr. Adamovich without “cause”, or if Mr. Adamovich terminates his employment for “good reason”, in either such case, other than within 24 months following a “change in control” (as such terms are defined in the employment agreement), he is entitled to receive his salary and the continuation of benefits for one year following termination of employment, (ii) one times the target bonus (66.67% of his base salary), and (iii) a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination.

In the event of Mr. Adamovich's death or disability, Mr. Adamovich or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and the continuation of health benefits for a period of one year.

In the event that we terminate the employment of Mr. Adamovich within twenty-four months following a change in control without cause or Mr. Adamovich terminates his employment for good reason within 24 months following a change in control, he is entitled to receive (i) a lump sum severance payment, of 2.5 times the sum of his base salary and his target bonus (66.67% of his base salary), (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata target bonus for the year of termination. If all or any portion of the payments or benefits which Mr. Adamovich is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Adamovich otherwise would receive without such reduction on an after-tax basis.

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Edward S. Wactlar

In the event that we terminate the employment of Mr. Wactlar without “cause” or if Mr. Wactlar terminates his employment for “good reason,” in either such case, other than within 18 months following a “change in control” (as such terms are defined in the employment agreement), he is entitled to receive (i) his salary and the continuation of benefits for the remainder of the employment term, but in no event less than one year following termination of employment if such termination occurs after the fifth anniversary of the effective date of the employment agreement and (ii) annual bonuses in the amount of the target bonus (66.67% of his base salary) for the remainder of the employment period as if Mr. Wactlar had not been terminated including, without duplication, a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination.

In the event of Mr. Wactlar’s death or disability, Mr. Wactlar or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of 24 months.

In the event that we terminate the employment of Mr. Wactlar within 18 months following a change in control without cause or Mr. Wactlar terminates his employment for good reason within 18 months following a change in control, he is entitled to receive, (i) a lump sum severance payment of (A) three times the sum of his base salary and his target bonus (66.67% of his base salary) if termination occurs prior to the fifth anniversary of the effective date of the employment agreement or (B) one times his base salary and his target bonus if termination occurs after the fifth anniversary of the effective date of the employment agreement, (ii) continuation of health benefits for the balance of the employment period, but in no event less than one year following termination of his employment, and (iii) a pro-rata target bonus for the year of termination; provided, however, that such lump sum severance benefit will be no less than the severance benefit to which Mr. Wactlar would be entitled to absent a change in control (as described below). If all or any portion of the payments or benefits which Mr. Wactlar is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Wactlar otherwise would receive without such reduction on an after-tax basis.

The above is a brief summary of the Amendments and does not purport to be complete. Reference is made to the Amendments for a full description of their terms, copies of which are attached hereto as Exhibit 10.2 and 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, entered into as September 28, 2012, by and between Aeroflex Incorporated and Andrew F. Kaminsky.
10.2	Amendment No. 6 to Employment Agreement, dated as of September 28, 2012, by and between Aeroflex Incorporated and John Adamovich, Jr.
10.3	Amendment No. 1 to Employment Agreement, dated as of September 28, 2012, by and between Aeroflex Incorporated and Edward S. Wactlar.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX HOLDING CORP.

By:	/s/ Edward S. Wactlar
Edward S. Wactlar Senior Vice President, General Counsel and Secretary

Date: October 3, 2012

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